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                                                                     EXHIBIT 1.1

                                4,500,000 Shares

                                  Common Stock
                                ($.01 Par Value)

                             UNDERWRITING AGREEMENT

                                February 4, 2005


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                             UNDERWRITING AGREEMENT

                                                                February 4, 2005

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

            Northfield Laboratories Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative, an aggregate of 4,500,000 shares (the "Firm Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 675,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

            The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-121622) on December 23, 2004, including a prospectus appearing therein (the "Base Prospectus"), relating to the Shares, which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses filed with the Commission and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended, which has been filed with the Commission including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the

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                                      -2-

Act, is herein called the "Registration Statement," and the prospectus supplement, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) (the "Prospectus Supplement"), together with the Base Prospectus as amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) under the Act, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

            The Company and the Underwriters agree as follows:

      1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $14.10 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS ("UBS") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate num-

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                                      -3-

ber of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

      2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 9, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

      3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are contemplated by the Commission; the Base Prospectus, each Preliminary Prospectus and the Prospectus Supplement, each at the time of filing thereof, complied in all material respects to the requirements of the Act and each of the Base Prospectus, the last Preliminary Prospectus distributed in connection with the offering of the Shares and the Prospectus Supplement did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time

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                                      -4-

   of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 under the Act with respect to the Registration Statement have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Registration Statement or the Prospectus; the documents incorporated by reference in the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement and the Prospectus;

            (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon exercise of outstanding stock options and warrants disclosed in the Prospectus and the grant of options and restricted shares under the Company's existing equity incentive plans and subject, in the case of the additional time of purchase, to the prior issuance of the Firm Shares); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-

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                                      -5-

   assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

            (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

            (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company taken as a whole (a "Material Adverse Effect");

            (e) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

            (f) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (g) this Agreement has been duly authorized, executed and delivered by the Company;

            (h) the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of it or any of its properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the

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                                      -6-

   transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the charter or by-laws of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (C) any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule or (E) any decree, judgment or order applicable to the Company, except in the case of (B), (C), (D) and (E) for breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

            (i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification or notification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

            (j) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except for persons who have expressly waived such right, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (k) the Company has all necessary licenses, certificates, certifications, clearances (including, without limitation, clearance from the U.S. Food and Drug Administration (the "FDA")) to proceed with a Phase III trial with PolyHeme(R), the

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                                      -7-

   Company's oxygen-carrying blood substitute, subject to obtaining institutional review board approval at the trial sites participating in the Company's clinical trials and compliance with the FDA's public notice and other requirements for conducting clinical trials pursuant to a waiver of informed consent), authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, and has not received notice relating to revocation or modification of, or penalization under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, including without limitation, all FDA and applicable foreign regulatory agency approvals necessary for marketing the products that it currently markets, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (l) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (m) except as disclosed in the Registration Statement or Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's knowledge after due inquiry, contemplated to which the Company or any of its respective directors or officers is a party or of which any of its respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

            (n) KPMG LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are independent registered public accountants as required by the Act;

            (o) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the

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                                      -8-

   periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

            (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
   (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company taken as a whole, (ii) any transaction which is material to the Company taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than pursuant to the exercise of outstanding stock options and warrants disclosed in the Prospectus and the grant of stock options and restricted shares under the Company's existing equity incentive plans and other than, in the case of the additional time of purchase, to the prior issuance of the Firm Shares) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

            (q) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and officers;

            (r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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                                      -9-

            (s) the Company has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

            (t) the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, "Intellectual Property") described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of its respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (i) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim;
   (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company's knowledge, there is no patent or published patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any U.S. patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

            (u) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge after due inquiry, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge after due inquiry, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company;

            (v) the Company and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order, (v) has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site for which the Company is or may be liable,
   (vi) is not bound by any lien, or any lien is not reasonably expected to be recorded on the property, (vii) does not own or lease any property that contains or includes any asbestos, polychlorinated biphenyls, or any underground storage tanks, piping, or sumps (or other underground structures which contain Hazardous Materials, and (viii) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including, but not limited to, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law); the Company has provided you copies of all environmental studies, investigations, reports or assessments concerning the Company, or any currently or previously owned or leased properties within their possession or control;

            (w) in the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

            (x) all tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

            (y) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

            (z) the Company has not sustained, since the date of the latest audited financial statements included in the Registration Statement or the Prospectus, or incorporated by reference therein, as the case may be, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus Supplement; and, since the date set forth in the section entitled "Capitalization" in the Prospectus Supplement, there has not been any change in the capital stock (except for stock options and restricted shares granted or issued by the Company under the Company's existing equity incentive plans since such date) or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated by the Registration Statement and the Prospectus;

            (aa) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

            (bb) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (cc) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (dd) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary:
   (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

            (ee) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (ff) neither the Company nor, to the Company's knowledge after due inquiry, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

            (gg) neither the Company nor any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (hh) to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

            (ii) the Company and any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder;

            (jj) the FDA has not, and no applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to withdraw its approval of any product of the Company, except as disclosed in the Registration Statement and the Prospectus;

            (kk) to the knowledge of the Company, all of the manufacturing facilities and operations of its suppliers of products sold in the United States are in compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the Federal Food, Drug and Cosmetic Act of 1938, as amended;

            (ll) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the
   FDA). The descriptions of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests, except as described in the Registration Statement and the Prospectus;

            (mm) The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and, except as referred to or described in the Base Prospectus or the Prospectus Supplement, no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions;

            (nn) all existing minute books of the Company, including all existing records of all meetings and actions of the Board of Directors (including, Audit, Compensation and Nominating and Corporate Governance Committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the "Corporate Records") have been made available to the Managing Underwriters and counsel for the Managing Underwriters. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company that are not properly approved and/or recorded in the Corporate Records;

            (oo) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

            (pp) the Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ.

            In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

            4. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will use best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

            (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

            (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

            (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

            (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Sec-tion 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

            (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent registered public accountants);

            (j) to furnish to you four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

            (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company's independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

            (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (n) to pay all costs, expenses, fees and taxes in connection with
      (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
      (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters in connection with such matters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters in connection with such matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company's other obligations hereunder;

            (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, nor enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the

      Prospectus; provided, however, that if (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions set forth in this Section 4(o) shall continue to apply until the expiration of the date that is 15 calendar days plus three
      (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

            (p) to use best efforts to cause the Common Stock to be listed for quotation on the NASDAQ; and

            (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

      5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or as a result of the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel. If the Shares are delivered or this Agreement is terminated pursuant to the fifth paragraph of Section 8 or as a result of the default by one or more of the Underwriters, the Company shall be obligated to pay the amounts described in
Section 4(n) hereof, but shall have no obligation to pay or reimburse any other fees or expenses of the Underwriters or their counsel.

      6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker & McKenzie LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

                  (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

                  (ii) the Company is duly qualified to do business as a foreign corporation in the State of Illinois. To such counsel's knowledge, the State of Illinois is the only state within the United States in which the Company owns any material property or conducts any material business and in which the failure to be qualified as a foreign corporation would have a Material Adverse Effect;

                  (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iv) the Shares have been duly authorized and, when issued to the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

                  (v) the Company has an authorized and outstanding
            capitalization as set forth in the section entitled "Capitalization" in the Prospectus Supplement as of the date set forth therein (and not including any stock options or restricted shares granted or issued by the Company under the Company's existing equity incentive plans since such date); subject to compliance with applicable federal and state securities laws (as to which such counsel expresses no opinion), all of the outstanding shares of capital stock of the Company as of immediately prior to the Closing are duly authorized, validly issued and, to such counsel's knowledge, fully paid and nonassessable, and are free of statutory preemptive rights and preemptive rights under the Company's Certificate of Incorporation and Bylaws and, to such counsel's knowledge, contractual preemptive rights, resale rights and rights of first refusal; the Shares are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights and rights of first refusal; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (vi) the capital stock of the Company, including the Shares, conforms to the description thereof contained under the heading "Description of the Securities We May Offer" in the Base Prospectus;

                  (vii) each of the Registration Statement and the Prospectus
            (except as to the financial statements and schedules and other financial data con-tained therein, as to which such counsel need express no opinion), as of its date, complied as to form in all material respects with the requirements of the Act; and the conditions to the use of Form S-3 have been satisfied; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

                  (viii) the Registration Statement was declared effective under the Act at 12:00 p.m. Washington, D.C. time on January 5, 2005. The Prospectus Supplement was filed by the Company with the Commission pursuant to Rule 424(b) under the Act on February 4, 2005. To such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                  (ix) no approval, authorization, consent or order of or filing with any federal, state or local governmental authority of the United States of America, or the States of Delaware, Illinois or New York is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                  (x) the execution and delivery of this Agreement by the
            Company, and the consummation by the Company of the transactions contemplated hereby to be consummated on the Closing Date, do not violate (a) the Company's Certificate of Incorporation or Bylaws,
            (b) any statute, law, rule or regulation or (c) any judgment, decree or order of any court or any other agency of government known to such counsel that is applicable to the Company or its property. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions hereunder to the consummated on the Closing Date, do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, any license, lease, contract or other agreement or instrument included as an exhibit to the

            Registration Statement or as an exhibit to any other registration statement or report filed by the Company with the Commission;

                  (xi) to such counsel's knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its Certificate of Incorporation or Bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected which is included as an exhibit to the Registration Statement or as an exhibit to any other registration statement or report filed by the Company with the Commission, or law, regulation or rule of the United States of America or the States of Delaware, Illinois or New York or any decree, judgment or order applicable to the Company;

                  (xii) to such counsel's knowledge, there are no affiliate
            transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

                  (xiii) to such counsel's knowledge, there are no actions,
            suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its respective directors or officers is a party or to which any of its respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

                  (xiv) the Company is not and, after giving effect to the
            offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                  (xv) the information in the Registration Statement and the
            Prospectus under the headings "Description of the Securities We May Offer" and "Underwriting," and the information under the heading "Legal Proceedings" in the Company's Form 10-K for the fiscal year ended May 31, 2004 as filed with the Commission, which is incorporated by reference into the Registration Statement and the Prospectus, insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

                  (xvi) no person, except for Steven A. Gould, M.D., SG Cowen
            Securities Corporation and SG Cowen & Co., LLC, has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs
(vi), (viii) and (xvii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date it was filed by the Company with the Commission, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

            (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Hogan & Hartson LLP, regulatory counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced cop-ies for each of the other Underwriters and in substantially the form attached as Exhibit B hereto.

            (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of McDonnell, Boehnen, Hulbert & Berghoff, Ltd., special counsel to the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

                  (i) To such counsel's knowledge, the statements under the
            caption "Business--Patents and Proprietary Rights," in the Company's Form 10-K for the fiscal year ended May 31, 2004 as filed with the Commission which is incorporated by reference into the Registration Statement and the Prospectus, and the statements in the Registration Statement and the Prospectus under the caption "Risks Related to Our Intellectual Property" are accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel's attention that causes them to believe that the above-described portions of the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) To such counsel's knowledge, (a) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and (b) no such proceedings are threatened or contemplated by governmental authorities or others;

                  (iii) Such counsel does not know of any contracts or other documents, relating to the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed required;

                  (iv) To such counsel's knowledge, (a) the Company is not
            infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, and (b) there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in such counsel's judgment could affect materially the use thereof by the Company;

                  (v) Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement and the Prospectus. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus. Counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company's patents and other material property and assets; and

                  (vi) Such counsel is not aware of any material fact with
            respect to the patent applications of the Company presently on file that (a) would preclude the issuance of patents with respect to such applications, or (b) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

            (d) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

            (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iii), (iv), (vi) (with respect to the Shares only), (vii), (viii) and the last subparagraph of paragraph
      (a) of this Section 6.

            (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

            (g) The Registration Statement shall continue to be effective on the second full business day after the date of this Agreement.

            (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
      (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company taken as a whole shall occur or become known.

            (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer to the form attached as Exhibit C hereto.

            (k) You shall have received signed Lock-up Agreements referred to in
      Section 3(q) hereof.

            (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

            (m) The Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

      7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company taken as a whole, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities listed for quotation on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

            If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

            8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

            If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither (a) the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder nor (b) the Company and the non-defaulting Underwriters shall not have agreed in writing to amend this Agreement to reduce the number of Firm Shares so as to exclude the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      9.    Indemnity and Contribution.

            (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or
      Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used by or with the permission of the Company in connection with the marketing of the Shares.

            If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent the Company shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by the Company of substantial rights or defenses. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the

Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof provided the fees and expenses of such counsel are at the expense of the party engaging such counsel), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding (including any consent to the entry of any judgment) effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or
      Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

            If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, except to the extent that such Underwriter shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by such Underwriter of substantial rights or defenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding (including any consent to the entry of any judgment) effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the afore-said request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
      Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this
      Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or
      Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

      10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus, the statements set forth in the two sentences immediately preceding the caption "Underwriting - Over-allotment Option" in the Prospectus, the statements set forth in the first paragraph and the last sentence of the third paragraph under the caption "Underwriting - Commissions and Discounts" in the Prospectus and the statements set forth under the caption "Underwriting - Price Stabilization, Short Positions, Passive Market Making" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

      11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Northfield

Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Steven A. Gould, M.D.

      12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Underwriter and the Company agrees that a final judgment not subject to appeal in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon and may be enforced in any other courts to the jurisdiction of which such Underwriter or the Company is or may be subject, by suit upon such judgment.

      14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

      17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                         Very truly yours,

                                         NORTHFIELD LABORATORIES INC.

                                         By: /s/ Steven A. Gould, M.D.
                                             -----------------------------------
                                             Title:  Chief Executive Officer

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:  UBS SECURITIES LLC

By: /s/ Sage Kelly
    ---------------------------
    Title:  Managing Director

By: /s/ Jill Kasner
    ---------------------------
    Title:  Director

                                   SCHEDULE A

                                                                  Number of
Underwriter                                                      Firm Shares
-----------                                                      -----------
UBS SECURITIES LLC                                                 2,025,000
SG COWEN & CO.                                                     1,800,000
HARRIS NESBITT CORP.                                                 675,000
                                                                 -----------
   Total.................                                          4,500,000
                                                                 ===========

                                    EXHIBIT A

                                     Company

                                  Common Stock

                                ($.01 Par Value)

                                                                          [Date]

UBS Securities LLC
As Representative of the several Underwriters

c/o UBS Securities LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

            This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Northfield Laboratories Inc. (the "Company") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

            In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, except for the exercise of any stock option by the undersigned (provided that the restrictions imposed by this Lock-Up Letter Agreement shall apply to the shares acquired upon exercise of such stock option), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

            If (a) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period described in the foregoing paragraph (the "Lock-up Period") and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

            In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

            If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                        Yours very truly,

                                        _________________________
                                        Name:

                                    EXHIBIT B

                FORM OF OPINION OF COUNSEL OF HOGAN & HARTSON LLP

                          [Hogan & Hartson Letterhead]

                                     [date]

Via E-mail and United Parcel Service

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            This letter is furnished to you pursuant to Section 6(b) of the Underwriting Agreement dated February 4, 2005 (the "Underwriting Agreement") between you and Northfield Laboratories Inc. (the "Company"), relating to the sale by the Company and purchase by you as the Underwriters of up to 5,175,000 shares of the company's Common Stock, $0.01 par value per share (the "Shares").

            This firm has acted as special regulatory counsel to the Company only with respect to the U.S. Food and Drug Administration ("FDA") area only. In such capacity, we have reviewed certain information under the following captions in the Company's final Prospectus dated February 4, 2005 (together with any document incorporated therein by reference, the "Prospectus"), forming a part of the Company's Registration Statement on Form S-3, as amended (Registration No. 333-121622):

      - "Prospectus Supplement Summary - `Business Overview' and `Trial Design and Clinical Endpoints'"

      - "Risk Factors - `We are required to complete our current clinical trial before we may sell PolyHeme commercially and we may be required to conduct additional clinical trials in the future', `Completion of our piv-

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.
c/o UBS Securities LLC
February __, 2005
Page 2

            otal Phase III clinical trial is dependent on the number of clinical trial sites participating in the trial and the rate at which we are able to enroll patients in the trial', `Safety data from our pivotal Phase III clinical trial will be reviewed by an independent committee, which could recommend that the trial be halted or modified', `Our activities will continue to be subject to extensive government regulation' and `Failure to increase manufacturing capacity may impair PolyHeme's market acceptance and prevent us from achieving profitability'"

      - "Business - Government Regulation - United States" (from the Company's Annual Report on Form 10-K for the year ended May 31,
            2004).

We have not been retained or engaged by the Company to perform, nor have we performed, any review of any other information in the Prospectus. Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Commission thereunder (the "Rules"), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice. Terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

            For purposes of our opinion, we have examined copies of the following (the "Documents"):

      1.    An executed copy of the Underwriting Agreement.

      2. The information contained in the Prospectus under the captions "Prospectus Supplement Summary - `Business Overview' and `Trial Design and Clinical Endpoints'", "Risk Factors - `We are required to complete our current clinical trial before we may sell PolyHeme commercially and we may be required to conduct additional clinical trials in the future', `Completion of our pivotal Phase III clinical trial is dependent on the number of clinical trial sites participating in the

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.
c/o UBS Securities LLC
February __, 2005
Page 3

            trial and the rate at which we are able to enroll patients in the trial', `Safety data from our pivotal Phase III clinical trial will be reviewed by an independent committee, which could recommend that the trial be halted or modified', `Our activities will continue to be subject to extensive government regulation' and `Failure to increase manufacturing capacity may impair PolyHeme's market acceptance and prevent us from achieving profitability'" and "Business - Government Regulation - United States" (from the Company's Annual Report on Form 10-K for the year ended May 31,
            2004).

      3. A certificate dated as of February __, 2005 of certain officers of the Company as to certain facts relating to the Company.

            In our examination of the Underwriting Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). Further, for purposes of the Opinion, we have not independently verified, nor do we take any responsibility for nor are we addressing in any way, any statements of fact, any statements concerning state or foreign national law, any legal conclusions or any statements of belief attributable to the Company or whether or not the Company is in compliance with applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended (the "FDC Act"), the Public Health Service Act (the "PHS Act"), and the regulations promulgated thereunder. Our opinion is given in the context of the foregoing.

            This letter is based as to matters of law solely regarding the FDC Act, the PHS Act, and the regulations promulgated thereunder, and we express no view as to any other laws, statutes, regulations or ordinances, including without limitation any foreign, federal or state licensing, securities, antitrust, unfair competition, tax laws or regulations.

            Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.
c/o UBS Securities LLC
February __, 2005
Page 4

            Based upon, subject to and limited by the foregoing, we are of the opinion that the statements in the Prospectus under the captions "Prospectus Supplement Summary - `Business Overview' and `Trial Design and Clinical Endpoints'", ""Risk Factors - `We are required to complete our current clinical trial before we may sell PolyHeme commercially and we may be required to conduct additional clinical trials in the future', `Completion of our pivotal Phase III clinical trial is dependent on the number of clinical trial sites participating in the trial and the rate at which we are able to enroll patients in the trial', `Safety data from our pivotal Phase III clinical trial will be reviewed by an independent committee, which could recommend that the trial be halted or modified', `Our activities will continue to be subject to extensive government regulation' and `Failure to increase manufacturing capacity may impair PolyHeme's market acceptance and prevent us from achieving profitability'" and "Business - Government Regulation - United States" (from the Company's Annual Report on Form 10-K for the year ended May 31, 2004), insofar as such statements purport to summarize applicable provisions of the FDC Act, the PHS Act, and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus. Further, to our knowledge, based on the business of the Company as described in the Prospectus, there is no provision of the FDC Act, the PHS Act, and the regulations promulgated thereunder that would be material to an investor that is not summarized in the Prospectus under the captions "Prospectus Supplement Summary - `Business Overview' and `Trial Design and Clinical Endpoints'", ""Risk Factors - `We are required to complete our current clinical trial before we may sell PolyHeme commercially and we may be required to conduct additional clinical trials in the future', `Completion of our pivotal Phase III clinical trial is dependent on the number of clinical trial sites participating in the trial and the rate at which we are able to enroll patients in the trial', `Safety data from our pivotal Phase III clinical trial will be reviewed by an independent committee, which could recommend that the trial be halted or modified', `Our activities will continue to be subject to extensive government regulation' and `Failure to increase manufacturing capacity may impair PolyHeme's market acceptance and prevent us from achieving profitability'" and "Business - Government Regulation - United States" (from the Company's Annual Report on Form 10-K for the year ended May 31, 2004).

                                   * * * * *

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.
c/o UBS Securities LLC
February __, 2005
Page 5

            We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the Underwriting Agreement, and it should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                        Very truly yours,

                                        _________________________
                                        HOGAN & HARTSON L.L.P.

UBS Securities LLC
SG Cowen & Co.
Harris Nesbitt Corp.
c/o UBS Securities LLC
February __, 2005
Page 6

                                    EXHIBIT C

                              OFFICERS' CERTIFICATE

1.    I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (g) and (h) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.